UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K/A

Amendment No. 1

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

______________

CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	0-26415	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (561) 989-9171 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported in a Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 4, 2007, effective October 1, 2007 CDI China, Inc. (“CDI China”), a wholly owned subsidiary of China Direct, Inc. (“China Direct”), entered into a joint venture agreement (the “Agreement”) with Shanxi Jinyang Coal and Coke Group Co., Ltd. a Chinese limited liability company (“Jinyang Group”) and Mr. Runlian Tian, a shareholder of Jinyang Group. Jinyang Group and Mr. Tian are the owners of Shanxi Jinyang Metal Chemical Co., Ltd. which, pursuant to the Agreement, was restructured into a foreign invested entity (“FIE”) CDI Pan Magnesium Co., Ltd. Subsequently, this joint venture entity was renamed Pan Asia Magnesium Co., Ltd. (“Pan Asia Mag”).

The business operations of Jinyang Group, which was established in March 1996, include mining, coal washing and coking, chemical fertilizer, machine processing and hotel service. Jinyang Group employs approximately 2,000 employees and has 10 subsidiaries including one hotel. Following the transaction, Jinyang Group will discontinue manufacturing of magnesium ingot.

Under the terms of the Agreement, China Direct agreed to contribute a total of $6.75 million as registered capital of which China Direct has already delivered the initial installment of $2.1 million. Jinyang Group and Mr. Tian agreed to contribute the assets of Shanxi Jinyang Metal Chemical Co., Ltd. which were valued at $6.48 million. In exchange for these contributions, CDI China owns 51% of Pan Asia Mag, with Jinyang Group and Mr. Tian owning 27% and 22%, respectively. On November 2, 2007 the Department of Commerce of the Shanxi Province approved this transaction. China Direct is obligated to deliver the balance of its registered capital contributions into the joint venture within two years from the granting of this license. Accordingly, we will be required to provide the remaining $4,650,000 in registered capital within two years of such date which will be funded from the cash reserves of China Direct.

Following is a brief discussion regarding the business and operations of Pan Asia Mag:

Overview

Pan Asia Mag is engaged in the production and sale of magnesium ingot with a magnesium element in excess of 99.95% in sizes ranging from 2 kg to 30 kg. Pan Asia Mag typically sells its products to foreign entities located in Europe and Asia, with approximately 70% of its production being historically sold to Chinese trading companies who export to foreign countries. Of the remaining product manufactured by Pan Asia Mag, approximately 20% is sold directly to European countries and the remaining approximate 10% directly to Asian countries.

Magnesium ingot produced by Pan Asia Mag satisfies the standard set forth by the National Quality Supervision Administration Office (GB/T3499-2003). In operations since 2001, Pan Asia Mag reported net revenues of $7,331,771 and a net loss of $594,779 for the fiscal year ended December 31, 2006 and net revenues of $4,567,056 and a net loss of $735,317 for the fiscal year ended December 31, 2005. For the nine months ended September 30, 2007 (unaudited), it reported net revenues of $6,792,877 and net income of $4,517.

According to the China Magnesium Association, in 2006 China produced 526,000 metric tons of primary magnesium, an increase of 12% from 2005. Furthermore, domestic consumption within China increased to 150,000 metric tons, an increase of 50% from 2005. As of September 11, 2007, during 2007 China has produced 412,100 metric tons of magnesium, with 47,900 metric tons produced in August 2007 alone. (1)

Pan Asia Mag’s operations are located in the Shanxi Province of China, and most of the magnesium in China is produced in the Shanxi Province which has abundant resources of dolomite, large coal deposits and some ferrosilicon production. In recent years, the Shanxi Province has taken a leadership position in China in various aspects of magnesium extraction technology and related environmental protection work and officials from the Ministry of Commerce (MOC) have designated the Shanxi Province as the central magnesium production region of China. As a result, the Shanxi Province has emerged as an important region for magnesium related companies. The annual output of magnesium in the Shanxi Province is approximately 360,000 metric tons, accounting for 55% of the world’s total magnesium output, and 77% of the total output in China. As such the manufacturers in the region have a degree of pricing power of magnesium in both domestic and international markets.

Pan Asia Mag utilizes a production method known as the silicothermic manufacturing process, sometimes referred to as the pigeon process, as the primary production method of its magnesium products. The primary raw materials for this production method are dolomite, ferrosilicon and coal. The pigeon process, a common method of manufacturing magnesium in China, offers several advantages including reduced cost, shorter production cycles, and environmentally friendly production methods when compared with alternative production methods. Pan Asia Mag produced and sold 4,873 metric tons and 4,500 metric tons of magnesium ingots in 2005 and 2006, respectively. In August 2007, it received a license from Environmental Protection Administration of the Shanxi Province. While it is not currently mandatory for manufacturers to obtain such a state-issued license, in an effort to accommodate mounting global pressure to reduce pollution, it is expected that the state government will implement such measures by December 2008.

Pan Asia Mag sells to customers on a product availability basis due to the demand of magnesium. Customers typically will provide advance notice of intended future purchases in an effort to ensure supply. Pan Asia Mag’s customers pay full amount of the order before the goods are loaded and shipped, and in most cases payments are made in the form of telegraphic transfer or cash and occasionally pursuant to a letter of credit). For overseas customers Pan Asia Mag generally processes and ships on a free on board (FOB) basis, but it may occasionally ship on a cost plus insurance plus freight (CIF) basis. When a order is shipped FOB, it means that Pan Asia Mag pays for transportation of the goods to the port of shipment, plus loading costs, and its customer pays freight, insurance, unloading costs and transportation from the arrival port to the final destination. The passing of risks occurs when the goods pass the ship’s rail at the port of shipment. When an order is requested “CIF”, the buyer pays Pan Asia Mag the cost of the product plus transportation (freight) and insurance for the products to reach the destination. Pan Asia Mag then arranges transportation and pays insurance during transit. If the shipment is lost, Pan Asia Mag will receive benefit of insurance for shipment and be responsible for replacing the lost shipment to its customer.

On sales made using trading companies in China, Pan Asia Mag will typically collect payment in full for the order two to three weeks prior to shipment, and its long term customers who have an established credit history with the company will pay Pan Asia Mag one to two days prior to shipment.

____________________

(1) http://www.chinamagnesium.net/news.asp?id=669&lm=%CD%B3%BC%C6%CA%FD%BE%DD

The overall operations of Pan Asia Mag will be the overseen by Mr. Wuliang Zhang, who will serve as its CEO. Mr. Zhang is currently employed by us as Vice General Management of CDI Magnesium Co., Ltd., a majority owned subsidiary of CDI China. Mr. Zhang is a minority owner of CDI Magnesium Co., Ltd. Messrs. Haixin Zhao and Chunxi Yan, officers of Jinyang Group, are the Chairman and General Manager, respectively, of Pan Asia Mag.

Employees

Pan Asia Mag currently employs approximately 351 persons in the following positions:

Position	No. of Employees
General Manager	1
Operations	8
Manufacturing	302
Quality control	12
Administration	12
Accounting	6
Sales and marketing	10
Total	351

As with all companies in China, Pan Asia Mag is required to contribute a portion of its employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations.

Facilities

Pan Asia Mag leases a manufacturing complex from Jinyang Group, which includes one manufacturing plant comprising approximately 500,000 square feet under a 30 year lease which was entered into in March 2000. The lease for the complex is based upon a fixed rate at RMB 1,000/Chinese Acre which is approximately $132 for every 7,000 sq. ft. The annual expense is approximately $14,550 (RMB 110,000). Included in the complex are two additional 500,000 square foot magnesium plants under construction, a 33,000 square foot warehouse, a 28,000 foot dormitory, 4,300 square feet of office space, and a 3,300 square foot quality control lab.

The manufacturing plant is a 500,000 square foot magnesium ingot plant with an annual estimated capacity of 6,000 metric tons. The two additional magnesium ingot plants, which are under construction; are each comprised of 500,000 square foot with an annual estimated capacity of 6,000 metric tons. Pan Asia Mag expects to commence operations following the completion of two additional 500,000 square foot magnesium ingot plants.

Jinyang Group commenced construction of two additional 500,000 square foot magnesium plants in March 2006. Presently Jinyang Group estimates the plants are 60 % completed. Pan Asia Mag expects the total cost for the construction of the two additional plants will be approximately $6,600,000. To date, Jinyang Group has invested approximately $3,960,000 to construct the new plants, with a total estimated cost of the project at $6,600,000. Pan Asia Mag will fund the balance of the project using a portion of the investment from our company. Construction is estimated to be completed by April 1, 2008.

Certain Relationships and Related Party Transactions

In addition to the lease of the manufacturing facilities from Jinyang Group, from time to time Pan Asia Mag has engaged in transaction with related parties. From time to time, as a private company, Pan Asia Mag has borrowed funds from or advanced funds to related parties for working capital purposes. These advanced are non interest bearing, unsecured and payable on demand. At September 30, 2007, the unaudited financial statements of Pan Asia Mag appearing elsewhere herein reflect a due from related party in the amount of $2,831,026, which represents amounts due from Shanxi Jinyang Coal and Coke Group Co., and a due to related party in the amount of $1,379,093, which represents funds borrowed from Tianning Hotel of $1,362,440 and Runlian Tian of $16,653. As of the date of the report, Pan Asia Mag’s financial statements reflect a due from related party in the amount of $1,468,586, which represents amounts due from Shanxi Jinyang Coal and Coke Group Co., and a due to related party in the amount of $16,653, which represents funds borrowed from Runlian Tian of $16,653. Following our acquisition of Pan Asia Mag, the practice of making loans to related parties has been discontinued.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Included in this Current Report on Form 8-K/A are the audited financial statements of Pan Asia Mag for the fiscal years ended December 31, 2006 and 2005 and the unaudited financial statements for the nine months ended September 30, 2007 and 2006.

(b)	Pro forma financial information.

The following pro forma financial information for Pan Asia Mag as required by Article 11 of Regulation S-X is filed herewith:

•	Pro forma Consolidated Balance sheet at September 30, 2007 (unaudited),
•	Pro forma Consolidated Statement of Operations for the nine months ended September 30, 2007 (unaudited), and
•	Pro forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

Date: December 13, 2007	By:	/s/ James Wang
James Wang,
Chief Executive Officer

SHANXI JINYANG METAL CHEMICAL CO., LTD.

FINANCIAL STATEMENTS

SHANXI JINYANG METAL CHEMICAL CO., LTD.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Directors

Shanxi Jinyang Metal Chemical Co., Ltd

We have audited the accompanying balance sheet of Shanxi Jinyang Metal Chemical Co., Ltd. as of December 31, 2006 and 2005, and the related statements of operations, members’ equity and cash flows for the year ended December 31, 2006 and 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanxi Jinyang Metal Chemical Co., Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida

November 30, 2007

SHANXI JINYANG METAL CHEMICAL CO., LTD.

BALANCE SHEETS

	December 31,		September 30,
	2006	2005	2007
			(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$66,760	$4,013	$76,807
Notes receivable	32,268	—	6,651
Accounts receivable, net of allowance for doubtful accounts of $69,472, $66,807 and $64,690 for 2007, 2006 and 2005, respectively	149,946	63,319	108,723
Other receivables	12,086	14,938	24,594
Inventories, net	532,851	650,719	438,476
Prepaid expenses and other assets	121,154	159,637	254,619
Due from related parties	2,309,498	—	2,831,026

Total Current Assets	3,224,563	892,626	3,740,896

PROPERTY AND EQUIPMENT - Net of accumulated depreciation of $1,982,060, $1,620,305 and $1,238,935 for 2007, 2006 and 2005, respectively	3,907,032	4,002,150	3,860,945
OTHER ASSETS	129,198	121,386	134,351

Total Assets	$7,260,793	$5,016,162	$7,736,192

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Notes payable and short-term loans	$1,611,768	$371,591	$2,075,131
Accounts payable and accrued expenses	1,396,709	1,020,208	1,312,015
Other payables	15,867	12,443	17,377
Advances from customers	123,709	92,962	82,434
Due to related parties	1,315,920	458,162	1,379,093
Taxes payable	243,116	—	209,952

Total Current Liabilities	4,707,089	1,955,366	5,076,002

MEMBERS' EQUITY:
Members' Equity	3,406,248	3,406,248	3,406,248
Accumulated deficit	(949,485)	(354,706)	(944,968)
Other comprehensive income - foreign currency	96,941	9,254	198,910

Total Members' Equity	2,553,704	3,060,796	2,660,190

Total Liabilities and Members' Equity	$7,260,793	$5,016,162	$7,736,192

The accompanying notes are an integral part of the statements.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

STATEMENTS OF OPERATIONS

			Nine Months	Nine Months
	For the Year Ended		Ended	Ended
	December 31,		September 30,	September 30,
	2006	2005	2007	2006
			(unaudited)	(unaudited)

NET REVENUES	$7,331,771	$4,567,056	$6,792,877	$4,705,645

COST OF REVENUES	7,210,384	4,857,954	6,537,664	4,685,022

GROSS PROFIT	121,387	(290,898)	255,213	20,623

OPERATING EXPENSES:
Selling expenses	88,913	41,748	98,530	63,883
General and administrative	379,641	387,593	234,544	127,020

Total Operating Expenses	468,554	429,341	333,074	190,903

LOSS FROM OPERATIONS	(347,167)	(720,239)	(77,861)	(170,280)

OTHER (EXPENSES) INCOME:
Other (expenses) income	(181,084)	(15,078)	119,299	(1,316)
Interest expense	(66,528)	—	(36,921)	(36,501)

Total Other Expenses	(247,612)	(15,078)	82,378	(37,817)

(LOSS) INCOME BEFORE INCOME TAXES	(594,779)	(735,317)	4,517	(208,097)

INCOME TAXES	—	—	—	—

NET (LOSS) INCOME	$(594,779)	$(735,317)	$4,517	$(208,097)

The accompanying notes are an integral part of the statements.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

STATEMENT OF MEMBERS' EQUITY

			Other	Total
	Members'	Retained	Comprehensive	Members'
	Equity	Earnings	Income	Equity

Balance, December 31, 2004	$3,406,248	$380,611	$—	$3,786,859

Comprehensive Income:
Net loss for the year	—	(735,317)	—	(735,317)

Foreign currency translation adjustments	—	—	9,254	9,254

Balance, December 31, 2005	3,406,248	(354,706)	9,254	3,060,796

Comprehensive Income:
Net loss for the year	—	(594,779)	—	(594,779)

Foreign currency translation adjustments	—	—	87,687	87,687

Balance, December 31, 2006	3,406,248	(949,485)	96,941	2,553,704

Comprehensive Income:
Net income for the period (unaudited)	—	4,517	—	4,517

Foreign currency translation adjustments	—	—	101,969	101,969

Balance, September 30, 2007 (unaudited)	$3,406,248	$(944,968)	$198,910	$2,660,190

See notes to financial statements

SHANXI JINYANG METAL CHEMICAL CO., LTD.

STATEMENTS OF CASH FLOWS

			Nine Months	Nine Months
	For the Year Ended		Ended	Ended
	December 31,		September 30,	September 30,
	2006	2005	2007	2006
			(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(594,779)	$(735,317)	$4,517	$(208,097)
Adjustments to reconcile net (loss) to net cash provided by (used in) Operating activities:
Depreciation and amortization	381,370	165,050	361,755	286,027
Allowance for doubtful accounts	2,117	64,690	2,665	(1,362)

Changes in assets and liabilities:
Accounts receivable	(88,744)	143,580	38,558	(36,818)
Other receivables	2,852	4,160	(12,508)	(24,995)
Other Payables	3,424	(66,565)	1,510	80,692
Inventories	117,868	(12,654)	94,375	166,232
Accounts payable & Accrued expenses	376,501	257,582	143,515	386,024
Taxes payable	243,116	—	(33,164)	178,966
Prepaid expenses and other assets	38,483	128,157	(133,465)	70,160
Advances from customers	30,747	941	(269,484)	(10,231)
Other assets	(7,812)	(3,132)	(5,153)	(6,191)
Due from/to Related Parties	(1,451,740)	84,642	(458,355)	(1,492,027)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(946,597)	31,134	(265,234)	(611,620)

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in notes receivables	(32,268)	—	25,617	(29,052)
Purchase of property and equipments	(286,252)	(40,139)	(315,668)	(61,964)

NET CASH FLOWS (USED IN) INVESTING ACTIVITIES	(318,520)	(40,139)	(290,051)	(91,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	6,502,089	3,764	463,363	677,791
Repayment of loans payable	(5,261,912)	—	—	—

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,240,177	3,764	463,363	677,791

EFFECT OF EXCHANGE RATE ON CASH	87,687	9,254	101,969	67,686

NET INCREASE IN CASH	62,747	4,013	10,047	42,841

CASH - beginning of year	4,013	—	66,760	4,013

CASH - end of period	$66,760	$4,013	76,807	46,854

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$66,528	$—	$36,921	$36,501
Income tax	$—	$—	$—	$—

The accompanying notes are an integral part of the statements.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Organization

Shanxi Jinyang Metal Chemical Co., Ltd. (“Jinyang Metal”) was formed in May 2001 by Shanxi Jinyang Coal and Coke Group Co., Ltd. Jinyang Metal is engaged in the production of magnesium ingot. Jinyang Metal produced and sold 4,873 and 4,500 metric tons of Magnesium ingots in 2005 and 2006 respectively. Jinyang Metal manufactures and sells magnesium. Jinyang Metal was formed with an initial registered capital of approximately $3.6 million (RMB 27.5 million). Jinyang Metal is a subsidiary of Jinyang Coal and Coke Group Co., Ltd.

On October 1, 2007 CDI China, Inc. (“CDI China”), a wholly owned subsidiary of China Direct, Inc. (“China Direct”), entered into a joint venture agreement with Shanxi Jinyang Coal and Coke Group Co., Ltd. a Chinese limited liability company (“Jinyang Group”) and Mr. Runlian Tian, a shareholder of Jinyang Group. Jinyang Group and Mr. Tian are the owners of Jinyang Metal.

Under the terms of the Agreement, China Direct agreed to contribute a total of $6.75 million as registered capital of which China Direct has already delivered the initial installment of $2.1 million. Jinyang Group and Mr. Tian agreed to contribute the assets of Shanxi Jinyang Metal Chemical Co., Ltd. which were valued at $6.48 million. In exchange for these contributions, CDI China owns 51% of Pan Asia Mag, with Jinyang Group and Mr. Tian owning 27% and 22%, respectively. On November 2, 2007 the Department of Commerce of the Shanxi Province approved this transaction. The parties are obligated to deliver the balance of all investments into the joint venture within two years from the granting of this license. Accordingly, we will be required to provide the remaining $4,650,000 in registered capital within two years of such date which will be funded from the cash reserves of China Direct.

Jinyang Metal is engaged in the production and sale of magnesium ingot with a magnesium element in excess of 99.95% in sizes ranging from 2 kg to 30 kg. Jinyang Metal typically sells its products to foreign entities located in Europe and Asia, with approximately 70% of its production being historically sold to Chinese trading companies who export to foreign countries. Of the remaining product manufactured by Jinyang Metal, approximately 20% is sold directly to European countries and the remaining approximate 10% directly to Asian countries.

Jinyang Metal reported net revenues of $7,331,771 and a net loss of $594,779 for the fiscal year ended December 31, 2006 and net revenues of $4,567,056 and a net loss of $735,317 for the fiscal year ended December 31, 2005. For the nine months ended September 30, 2007 (unaudited), it reported net revenues of $6,792,877 and net income of $4,517.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interim Financial Statements

The accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The financial statements represent the operations of Jinyang Metal. These financial statements should be read in conjunction with the financial statements for the years ended December 31, 2006 and 2005, and notes thereto, contained in this financial statement. The results of operations for the nine months ended September 30, 2007 are not necessarily indicative of the results for the full year ending December 31, 2007.

Summary of Significant Accounting Policies

The financial statements have been prepared on the historical cost basis, except for the certain financial instruments. The principal accounting policies adopted are set out below.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Financial Statements

Jinyang Metal maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

Jinyang Metal classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists primarily of amounts due to Jinyang Metal from normal business activities. Jinyang Metal maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of December 31, 2006 and 2005, Jinyang Metal recorded an allowance for doubtful accounts of $66,807 and $64,690 respectively. As of September 30, 2007, Jinyang Metal recorded an allowance for doubtful accounts of $69,472.

Inventories

Inventories, consisting of raw materials and finished goods related to Jinyang Metal products, are stated at the lower of cost or market utilizing weighted average method.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of prepayments to suppliers for merchandise which has not yet been shipped from the suppliers. Jinyang Metal will recognize the prepayment as inventory or costs of goods sold as suppliers ship merchandises to Jinyang Metal in compliance with its accounting policy. Jinyang Metal recorded advance payments to suppliers as prepaid expenses until such time that Jinyang Metal receives the shipping records from the suppliers.

Due from/to Related Parties

The financial statements include balances and transactions with related parties. From time to time, as a private company, Jinyang Metal would receive advances from or advance funds to related parties. These advances were for working capital purposes. These related parties would either be (i) an officer, director or shareholder of Jinyang Metal (ii) a company in which an officer, director or shareholder of Jinyang Metal was an officer, director or shareholder or (iii) a company in which Jinyang Metal was a shareholder. These advances are non interest bearing, unsecured and payable on demand. Amounts due from/to related parties are discussed in further detail in NOTE 7.

Accounts Payable

Accounts payable indicates the cost of goods which have been delivered but for which Jinyang Metal has not been presented a bill for payment. Certain vendors will extend extended payment terms. Ordinarily purchases made by Jinyang Metal are due upon demand upon the presentation of a billing statement. None of the amounts are due to a related party.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advances from Customers

Advances from customers consist of prepayments to Jinyang Metal for merchandise that had not yet been shipped to the customer. Jinyang Metal will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight line method over the estimated economic lives of the assets, which are from five to twenty years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, Jinyang Metal examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Revenue Recognition

Jinyang Metal follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, Jinyang Metal records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currencies

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation”, and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income or loss.

The reporting currency is the U.S. dollar. The functional currency of Jinyang Metal is the local currency, the Chinese dollar or Renminbi (“RMB”). The financial statements of Jinyang Metal are translated into United States dollars using end of period rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented due to fluctuations between the RMB and the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2006 and 2005 were $87,687 and $9,254 respectively. The cumulative translation adjustment and effect of exchange rate changes on cash at September 30, 2007 was $101,969.

On July 21, 2005, the central government of China allowed the RMB to fluctuate, ending its decade old policy of valuation pegged to the U.S. dollar. The new policy has resulted in a 2% approximate increase in value against the U.S. dollar. Historically the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. Jinyang Metal does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

Income Tax

Income tax expense is based on reported income before income tax. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

Jinyang Metal uses Statement of Financial Accounting Standards No. 130 (SFAS 130) “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of members’ equity, except those due to investments by members, changes in members’ equity and distributions to members. For Jinyang Metal, comprehensive income for the years ended December 31, 2006 and 2005 included net income and foreign currency translation adjustments.

Customer Concentration

As of December 31, 2006, two clients accounted for $189,568 or approximately 87% of the total accounts receivable of $ 216,753. These amounts are comprised as follows: Shanxi Furide International Trading Co., Ltd. of $124,720 or approximately 56%, and Shanxi Xinhuachun International Trading Co., Ltd. of $64,848 or approximately 31%.

As of September 30, 2007, two clients accounted for $174,269 or approximately 98% of the total accounts receivable of $ 178,195. These amounts are comprised as follows: Taiyuan Zhongren Economic Trading Co., Ltd. of $106,834 or approximately 60%, and Shanxi Xinhuachun International Trading Co., Ltd. of $67,435 or approximately 38%.

The customer concentration in sales listed as follows:

	12/31/2005		12/31/2006		9/30/2007 (Unaudited)
Client Name	Revenues	%	Revenues	%	Revenues	%

Sincere East Foreign Trade Corp.	$1,062,062	23%	$2,438,116	33%	$2,030,965	30%
Shanxi Furide International Trading Co., Ltd.	$1,264,717	28%	$2,290,034	31%	$922,801	14%
Shangxi Licheng Yitong Co., Ltd	$1,008,376	22%	$346,409	5%	$242,321	4%
Yangquan Lianfeng International Trading Co., Ltd.	$—	0%	$782,020	11%	$—	0%
Beijing Xindahui International Trading Co., Ltd.	$—	0%	$588,457	8%	$814,871	12%
Shanxi Hewei Trade Development Co., Ltd.	$—	0%	$—	0%	$792,677	12%

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - INVENTORIES

Inventories consisted of the following:

	December 31, 2006	December 31, 2005	September 30, 2007
			(unaudited)
Raw materials	$432,684	$623,603	$322,920
Finished goods	100,167	27,116	115,556

	$532,851	$650,719	$438,476

Inventories, consisting of raw materials and finished goods related to Jinyang Metal products, are stated at the lower of cost or market utilizing weighted average method.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Life	December 31, 2006	December 31, 2005	September 30, 2007
				(Unaudited)
Buildings	10-20 years	$1,904,236	$1,843,878	$1,980,203
Auto and Trucks	5 years	92,605	57,031	96,907
Manufacturing Equipment	5-10 years	2,375,986	2,253,114	2,512,419
Office Equipment	5-10 years	18,827	15,610	22,751

Construction in Progress		1,135,683	1,071,452	1,230,725
		5,527,337	5,241,085	5,843,005
Less: Accumulated Depreciation		(1,620,305)	(1,238,935)	(1,982,060)
		$3,907,032	$4,002,150	$3,860,945

For the years ended December 31, 2006 and 2005, depreciation expense amounted to $381,370 and $165,050, respectively. For the nine month period ended September 30, 2007 and 2006, depreciation expense amounted to $361,755 and $286,027, respectively.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - NOTES PAYABLE AND SHORT-TERM LOANS

Notes payable and short-term loans consisted of the following:

	December 31, 2006	December 31, 2005	September 30, 2007
			(Unaudited)
Bank-Guaranteed note to Rural Credit Union, due within six months. Non-interest bearing. Secured by Shanxi Jinyang Coal and Coke Group Co., Ltd.	$383,754	$371,591	$399,064

Loan payable to Rural Credit Union, due 12/27/2007. Interest rate is 11.2125%. Guaranteed by Shanxi Lihu Glass Co., Ltd., a non-related third party	—	—	399,064

Loan payable to Shanxi Xinglong Foundry Co., Ltd., due on demand. Non-interest bearing.	383,754	—	399,064

Loan payable to Taiyuan Yankang Product Industrial Co., Ltd., due on demand. Non-interest bearing.	383,754	—	399,064

Loan payable to Jiaocheng Tianhe Fire-resisting Chemical Plant, due on demand. Non-interest bearing.	460,506	—	478,875

Total	$1,611,768	$371,591	$2,075,131

NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses were $1,396,709 and $1,020,208 as of December 31, 2006 and 2005. As of September 30, 2007, accounts payable and accrued expenses were $1,312,015. Such liabilities as of September 30, 2007, December 31, 2006 and 2005 included operating payables and other accrued expenses.

Accounts payable indicates the cost of goods which have been delivered but for which Jinyang Metal has not been presented with a bill for payment.

Certain vendors will provide extended payment terms to Jinyang Metal. Ordinarily purchases made by Jinyang Metal are due upon demand upon the presentation of a billing statement. None of the amounts are due to a related party.

Accounts payable represents obligations to pay for goods and services received.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - ADVANCES FROM CUSTOMERS

Advances from customers consist of prepayments to Jinyang Metal for merchandise that had not yet been shipped to the customer. Jinyang Metal will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy. At December 31, 2006 and 2005, advances from customers amounted to $123,709 and $92,962 respectively. At September 30, 2007, advances from customers amounted to $82,434.

NOTE 7 - RELATED PARTY TRANSACTIONS

Due from (to) related parties

The financial statements include balances and transactions with related parties. From time to time, as a private company, Jinyang Metal would receive advances from or advance funds to related parties for working capital purposes. These related parties would either be (i) an officer, director or shareholder of Jinyang Metal (ii) a company in which an officer, director or shareholder of Jinyang Metal was an officer, director or shareholder or (iii) a company in which Jinyang Metal was a shareholder. These advances are non interest bearing, unsecured and payable on demand.

For the year ended December 31, 2006, Jinyang Metal reflected a due from related party in the amount of $2,309,498.

For the years ended December 31, 2006 and 2005, Jinyang Metal reflected a due to related party in the amount of $1,315,920 and $458,162, respectively.

For the nine month period ended September 30, 2007, Jinyang Metal reflected a due from related party in the amount of $2,831,026.

For the nine month period ended September 30, 2007, Jinyang Metal reflected a due to related party in the amount of $1,379,093.

Due to Shareholders

Included in the amounts due to related parties reflected in the financial statements are amounts due to a shareholder of Jinyang Metal. Of the total amounts due to related parties reflected for the years ended December 31, 2006 and 2005, $2,712 and $2,626 respectively were due to Runlian Tian, a shareholder. These amounts are non interest bearing, unsecured and payable on demand. Runlian Tian is a shareholder of Jinyang Metal, holding a 45% ownership interest.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)

Schedule of Due from/(to) Related Parties:

	December 31, 2006	December 31, 2005	September 30, 2007
			(unaudited)
Runlian Tian	$(2,712)	$(2,626)	$(16,653)

Entities:
Shanxi Jinyang Coal and Coke Group Co., Ltd.	2,309,498	(455,536)	2,831,026
Tianning Hotel	(1,313,208)	—	(1,362,440)
TOTAL, NET	996,290	(455,536)	1,468,586

Due from Related Parties	2,309,498	—	2,831,026
Due to Related Parties	$(1,315,920)	$(458,162)	$(1,379,093)

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INCOME TAX

Jinyang Metal accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” “SFAS 109”. SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The operations of Jinyang Metal are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax).

The components of income before income tax consist of the following:

	Year Ended December 31,
	2006	2005
China Operations	$(594,779)	$(735,317)

The components of the (benefit) provision for income taxes are as follows:

	Year Ended December 31,
	2006	2005
Peoples Republic of China-Federal and Local	$—	$—

NOTE 9 - INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

Shanxi Jinyang Metal Chemical Co., Ltd. operates in one business segment as defined under SFAS 131, “Segment Reporting”. The business of Jinyang Metal is located in and operates in China.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS

The Financial Statements reflect the name Shanxi Jinyang Metal Chemical Co., Ltd. The financial statements for the years ended December 31, 2006 and 2005 solely reflect the operations of Shanxi Jinyang Metal Chemical Co., Ltd.

On October 1, 2007 CDI China, Inc. (“CDI China”), a wholly owned subsidiary of China Direct, Inc. (“China Direct”), entered into a joint venture agreement with Shanxi Jinyang Coal and Coke Group Co., Ltd. a Chinese limited liability company (“Jinyang Group”) and Mr. Runlian Tian, a shareholder of Jinyang Group. Jinyang Group and Mr. Tian are the owners of Jinyang Metal.

Under the terms of the Agreement, China Direct agreed to contribute a total of $6.75 million as registered capital of which China Direct has already delivered the initial installment of $2.1 million. Jinyang Group and Mr. Tian agreed to contribute the assets of Shanxi Jinyang Metal Chemical Co., Ltd. which were valued at $6.48 million. In exchange for these contributions, CDI China owns 51% of Pan Asia Mag, with Jinyang Group and Mr. Tian owning 27% and 22%, respectively. On November 2, 2007 the Department of Commerce of the Shanxi Province approved this transaction. The parties are obligated to deliver the balance of all investments into the joint venture within two years from the granting of this license. Accordingly, we will be required to provide the remaining $4,650,000 in registered capital within two years of such date which will be funded from the cash reserves of China Direct.

SHANXI JINYANG METAL CHEMICAL CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 11 - OPERATING RISK

(a) Country risk

Revenues are primarily derived from the manufacture and sale of magnesium in the Peoples Republic of China (“PRC”). Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the financial condition of Jinyang Metal.

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of sales for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of the RMB converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company’s ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company’s future success depends on the continued services of executive management. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company maintains key-man insurance on the lives of the executive management. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

CHINA DIRECT, INC. AND SUBSIDIARIES

PRO FORMA FINANCIAL INFORMATION

CHINA DIRECT, INC. AND SUBSIDIARIES

Proforma Consolidated Balance Sheet

September 30, 2007

	China Direct, Inc.	JinYang Metal	Proforma Adjustments	Proforma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$17,348,091	$76,807		$17,424,898
Notes receivable	1,013,698	6,651		1,020,349
Accounts receivable, net of allowance for doubtful accounts	9,889,643	108,723		9,998,366
Accounts receivable-related party	140,777	—		140,777
Investment in marketable securities held for sale	2,816,478	—		2,816,478
Investment in marketable securities held for sale-related party	1,486,589	—		1,486,589
Inventories	4,393,364	438,476		4,831,840
Prepaid expenses and other assets	11,991,830	254,619		12,246,449
Prepaid expenses-related party	1,423,766	—		1,423,766
Other receivables	727,819	24,594		752,413
Due from related parties	—	2,831,026		2,831,026
Total current assets	51,232,055	3,740,896		54,972,951

RESTRICTED CASH	608,347	—		608,347
PROPERTY AND EQUIPMENT-net	5,709,747	3,860,945	$3,825,105	13,395,797
INVESTMENT IN SUBSIDIARY			6,750,000	6,750,000
PREPAID EXPENSES	302,360	—		302,360
PROPERTY USE RIGHTS, NET	66,666	—		66,666
OTHER ASSETS	—	134,351		134,351

Total assets	$57,919,175	$7,736,192	$10,575,105	$76,230,472

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities:
Notes payable	$3,159,021	$2,075,131		$5,234,152
Accounts payable and accrued expenses	7,483,812	1,312,015		8,795,827
Accounts payable-related party	3,779,516	—		3,779,516
Liabilities in connection with acquisitions-related party	100,000	—	6,750,000	6,850,000
Advance from customers	4,514,230	82,434		4,596,664
Deferred revenues-short term	834,886	—		834,886
Other payables	1,098,391	17,377		1,115,768
Due to related parties	—	1,379,093		1,379,093
Taxes payable	267,038	209,952		476,990
Total current liabilities	21,236,894	5,076,002		26,312,896

Deferred revenues-long term	124,475	—		124,475

Minority interest	9,672,279	—	6,485,295	16,157,574

Stockholders’ (Deficit) Equity:
Preferred Stock,$.0001 par value, 10,000,000 authorized, no shares issued and outstanding	—	—		—
Common stock, $.001 par value, 1,000,000,000 shares authorized; 18,458,297 shares issued and outstanding;	1,846	—		1,846
Additional paid-in capital	20,652,389	3,406,248	10,575,105	34,633,742
			(13,981,353)	(13,981,353)
Deferred compensation	(97,960)	—		(97,960)
Accumulated comprehensive income (loss)	(1,420,091)	198,910	(198,910)	(1,420,091)
Retained earnings	7,749,343	(944,968)	944,968	7,749,343

Total stockholders’ (deficit) equity	26,885,527	2,660,190	(2,660,190)	26,885,527

Total liabilities and stockholders’ equity	$57,919,175	$7,736,192	$10,575,105	$76,230,472

See Notes to Unaudited Proforma Financial Statements.

CHINA DIRECT, INC. AND SUBSIDIARIES

Proforma Statement of Operations

For the Nine Months Ended September 30, 2007

	China Direct Inc.	JinYang Metal	Proforma Adjustments	Proforma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$114,508,158	$6,792,877	$—	$121,301,035
Revenues-related party	1,460,777	—	—	1,460,777
Total revenues	115,968,935	6,792,877	—	122,761,812

Cost of sales - tangible products	103,996,138	6,537,664	—	110,533,802
Gross profit	11,972,797	255,213	—	12,228,010

Operating expenses:
Selling, general and administrative	2,800,439	333,074	—	3,133,513
Selling, general and administrative-related party	—	—	—	—
Total operating expenses	2,800,439	333,074	—	3,133,513

Income (loss) from operations	9,172,358	(77,861)	—	9,094,497

Other income (expense)
Other (expenses) income	539,980	119,299	—	659,279
Interest (expense) income	114,854	(36,921)	—	77,933
Realized gain on sales of marketable securities	700,841	—	—	700,841
Realized gain (loss) on sales of marketable securities-related party	(41,885)	—	—	(41,885)
Total Other Income	1,313,790	82,378	—	1,396,168

Net income before income tax and minority interest	10,486,148	4,517	—	10,490,665

Income tax expense	(1,017,098)	—	—	(1,017,098)

Net income before minority interest	9,469,050	4,517	—	9,473,567

Minority interest in income of subsidiary	(2,349,862)	—	(2,213)	(2,352,075)

Net income	$7,119,188	$4,517	$(2,213)	$7,121,492

Net income per common share
Basic	$0.49	—	—	$0.49
Diluted	$0.44	—	—	$0.44

Weighted Common shares Outstanding - Basic	14,431,869	—	—	14,431,869
Weighted Common shares Outstanding -Diluted	16,106,921	—	—	16,106,921

See Notes to Unaudited Proforma Financial Statements.

CHINA DIRECT, INC. AND SUBSIDIARIES

Proforma Statement of Operations

For the Twelve Months Ended December 31, 2006

	China Direct Inc.	JinYang Metal	Proforma Adjustments	Proforma Consolidated
		(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$13,467,337	$7,331,771	$—	$20,799,108
Revenues-related party	517,000	—	—	517,000
Total revenues	13,984,337	7,331,771	—	21,316,108

Cost of sales - tangible products	12,515,035	7,210,384	—	19,725,419
Gross profit	1,469,302	121,387	—	1,590,689

Operating expenses:
Consulting and investor relation expense	28,398	—	—	28,398
Selling, general and administrative	1,900,111	468,554	—	2,368,665
Selling, general and administrative-related party	—	—	—	—
Total operating expenses	1,928,509	468,554	—	2,397,063

Loss from operations	(459,207)	(347,167)	—	(806,374)

Other income (expense)
Other income (expenses)	44,336	(181,084)	—	(136,748)
Interest expense	(6,624)	(66,528)	—	(73,152)
Unrealized gain on trading securities	600,339	—	—	600,339
Realized gain on sales of marketable securities	166,944	—	—	166,944
Total Other Income (expense)	804,995	(247,612)	—	557,383

Net income (loss) before income tax and minority interest	345,788	(594,779)	—	(248,991)

Income expenses	(176,466)	—	—	(176,466)

Net income (loss) before minority interest	169,322	(594,779)	—	(425,457)

Minority interest in income of subsidiary	—	—	—	—

Net income (loss)	$169,322	$(594,779)	$—	$(425,457)

Net income per common share
Basic	$0.02	—	—	$(0.04)
Diluted	$0.01	—	—	$(0.03)

Weighted Common shares Outstanding - Basic	10,572,745	—	—	10,572,745
Weighted Common shares Outstanding -Diluted	13,849,556	—	—	13,849,556

See Notes to Unaudited Proforma Financial Statements.

CHINA DIRECT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

On October 1, 2007 CDI China, Inc. (“CDI China”), a wholly owned subsidiary of China Direct, Inc. (“China Direct”), entered into a joint venture agreement with Shanxi Jinyang Coal and Coke Group Co., Ltd. a Chinese limited liability company (“Jinyang Group”) and Mr. Runlian Tian, a shareholder of Jinyang Group. Jinyang Group and Mr. Tian are the owners of Jinyang Metal.

Under the terms of the Agreement, China Direct agreed to contribute a total of $6.75 million as registered capital of which China Direct has already delivered the initial installment of $2.1 million. Jinyang Group and Mr. Tian agreed to contribute the assets of Shanxi Jinyang Metal Chemical Co., Ltd. which were valued at $6.48 million. In exchange for these contributions, CDI China owns 51% of Pan Asia Mag, with Jinyang Group and Mr. Tian owning 27% and 22%, respectively. On November 2, 2007 the Department of Commerce of the Shanxi Province approved this transaction. China Direct is obligated to deliver the balance of registered capital into the joint venture within two years from the granting of this license. Accordingly, we will be required to provide the remaining $4,650,000 in registered capital within two years of such date which will be funded from the cash reserves of China Direct.

The acquisition closed on October 1, 2007.

Shanxi Jinyang Metal Chemical Co., Ltd. (“Jinyang Metal”) was formed in May 2001 by Shanxi Jinyang Coal and Coke Group Co., Ltd. Jinyang Metal is engaged in the production of magnesium ingot. Jinyang Metal produced and sold 4,873 and 4,500 metric tons of Magnesium ingots in 2005 and 2006 respectively. Jinyang Metal manufactures and sells magnesium. Jinyang Metal was formed with an initial registered capital of approximately $3.6 million (RMB 27.5 million). Jinyang Metal is a subsidiary of Jinyang Coal and Coke Group Co., Ltd.

Jinyang Metal is engaged in the production and sale of magnesium ingot with a magnesium element in excess of 99.95% in sizes ranging from 2 kg to 30 kg. Jinyang Metal typically sells its products to foreign entities located in Europe and Asia, with approximately 70% of its production being historically sold to Chinese trading companies who export to foreign countries. Of the remaining product manufactured by Jinyang Metal, approximately 20% is sold directly to European countries and the remaining approximate 10% directly to Asian countries.

Jinyang Metal reported net revenues of $7,331,771 and a net loss of $594,779 for the fiscal year ended December 31, 2006 and net revenues of $4,567,056 and a net loss of $735,317 for the fiscal year ended December 31, 2005. For the nine months ended September 30, 2007 (unaudited), it reported net revenues of $6,792,877 and net income of $4,517.

CHINA DIRECT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

The unaudited pro forma condensed balance sheet combines the Company’s and the balance sheets of Jinyang Metal as of September 30, 2007, and gives pro forma effect to the above transaction as if it had occurred on September 30, 2007. The pro forma statement of operations combines the operations of China Direct, Inc. and Jinyang Metal for the nine months ended September 30, 2007. The pro forma statement of operations for the twelve months ended December 31, 2006 assumes that the acquisition of the 51% equity interest in Jinyang Metal occurred on January 1, 2006. The Unaudited pro forma combined condensed financial statements are based upon the historical financial statements of China Direct and Jinyang Metal after considering the effect of the adjustments described in the footnotes that follow.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Jinyang Metal by CDI China occurred as of December 31, 2006, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements of China Direct, and the related financial statements for Jinyang Metal included in this Form 8-K/A dated December 13, 2007 filed with Securities Exchange Commission.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and the operations of Jinyang Metal. Further, actual results may be different from these unaudited pro forma combined financial statements.

The acquisition closed on October 1, 2007. Under the terms of the agreement, CDI China shall invest $6,750,000 to Jinyang Metal while the Jinyang Group and Runlian Tian will contribute assets with a value of $3,825,105 to amend the structure Jinyang Metal to a foreign invested entity with total net assets of $13,235,295. As a result of the transaction, CDI China, Jinyang Group and Runlian Tian will own 51%, 27% and 22% equity interest in Jinyang Metal, respectively. The purchase price was determined based on an arm’s length negotiation and no finder’s fees or commissions were paid in connection with this acquisition.

CHINA DIRECT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

The purchase price and the preliminary adjustments to historical book value of Jinyang Metal as a result of the acquisition are as follows

Purchase price	$6,750,000

Net Assets Acquired (September 30, 2007):
Total Assets	$7,736,192
Minus: Liabilities	(5,076,002)

Total Net Assets	2,660,190
Capital Infusion-by Jinyang Group/Runlian Tian	3,825,105
Capital Infusion	6,750,000
Total Net Assets after capital infusion	13,235,295
*51.00% ownership
Net Assets Acquired (September 30, 2007):	6,750,000

Excess of purchase price over net assets acquired	$—

The pro forma adjustments are comprised of the following elements:

(a)

Reflects the payment of the purchase consideration totaling $6,750,000. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that historical values of net assets acquired were approximately at their fair market value. The net assets acquired in excess of purchase price, are allocated to property, and equipment.

(b)	Reflects the 51% minority interest portion of the net income of renamed entity Pan Asia Magnesium.